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                                                                      Exhibit 11


                         THE GENLYTE GROUP INCORPORATED
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
           FOR THE THREE MONTHS ENDED APRIL 2, 1994 AND APRIL 3, 1993
                     (000'S OMITTED, EXCEPT PER SHARE DATA)
                                   (Unaudited)

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                                                                                                    1994           1993
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PRIMARY EARNINGS PER SHARE:
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

Net Income                                                                                          $   1,264      $    618
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Average Common Shares Outstanding                                                                      12,732        12,731
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Common Shares Issuable in Respect to  Common Stock Equivalents, with a
Dilutive Effect                                                                                             0           146
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Total Common and Common Equivalent
  Shares                                                                                               12,732        12,877
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Primary Earnings per Share                                                                          $     .10      $    .05
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FULLY DILUTED EARNINGS PER
SHARE:
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Net Income Applicable to Common
  Stock and Common Stock Equivalents                                                                $   1,264      $    618

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Total Common and Common Equivalent
  Shares                                                                                               12,732        12,877
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Additional Common Shares Assuming
  Full Dilution                                                                                             0            39
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Total Common Shares Assuming
  Full Dilution                                                                                        12,732        12,916
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Fully Diluted Earnings per Share                                                                    $     .10      $    .05
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